Exhibit 5.1

UniSource Energy Corporation
One South Church Avenue, Suite 100
Tucson, Arizona 85701

UniSource Energy Corporation
One South Church Avenue, Suite 100
Tuscon, Arizona 85701

Re:    Registration on Form S-8 of UniSource Energy Corporation

Dear Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (the Registration Statement with which this opinion is filed) under the Securities Act of 1933, as amended, filed by UniSource Energy Corporation (the “Company”) with the Securities and Exchange Commission, relating to an aggregate of 2,250,000 shares of Common Stock, no par value, of the Company, which may be awarded from time to time to employees of the Company under the UniSource Energy Corporation 2006 Omnibus Stock and Incentive Plan (the “Plan”).

I have examined originals or photostatic or certified copies of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as I have deemed relevant and necessary as the basis for the opinion set forth in this letter. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity or the originals of such latter documents.

Based upon my examination mentioned above and relying upon the statements of fact contained in the documents I have examined, I am of the opinion that the 2,250,000 shares of Common Stock of the Company to be awarded under the Plan will, when awarded in accordance with the terms of the Plan, be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an Exhibit to the above-described Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Respectfully submitted,

/s/ Raymond S. Heyman, Esq.
Raymond S. Heyman, Esq.
Senior Vice President and General Counsel